Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156144 and No. 333-153080 on Form S-8 of our report dated June 26, 2013, relating to the financial statements of the Louisiana-Pacific Salaried 401(k) and Profit Sharing Plan for the year ended December 31, 2012, appearing in this Annual Report on Form 11-K of the Louisiana-Pacific Salaried 401(k) and Profit Sharing Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 24, 2014